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                                                   AMERIKING, INC.
                                                 CALCULATION OF EPS

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                                                                                 Jan. 1, 2002 to        Dec. 26, 2000 to
                                                                             -----------------------------------------------
                                                                                  April 1, 2002           Mar 26, 2001
                                                                             -----------------------------------------------
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Net Loss                                                                                 (11,028,000)             (9,036,000)
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Earnings available to stockholders
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Dividends
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     Preferred Stock                                                                        (171,000)               (161,000)
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     Senior Preferred Stock                                                               (1,888,000)             (1,658,000)
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Amortization of issuance costs                                                               (30,000)                (27,000)
                                                                                        ------------            ------------
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Loss before extraordinary item available to common stockholders                          (13,117,000)            (10,882,000)
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Extraordinary item - loss from early extinguishment of debt (net of taxes)                         -                       -
                                                                                        ------------            ------------
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Loss available to common stockholders                                                    (13,117,000)            (10,882,000)
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Weighted average number of common shares                                                     902,992                 902,992
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Dilutive effect of options and warrants                                                            -                       -
                                                                                        ------------            ------------
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Weighted average number of common shares outstanding - basic                                 902,992                 902,992
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Net income (loss) per common share before extraordinary item - basic                          (14.53)                 (12.05)
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Extraordinary item - basic                                                                         -                       -
                                                                                        ------------            ------------
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Net income (loss) per common share - basic                                                    (14.53)                 (12.05)
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Net income (loss) per common share before extraordinary item - diluted                        (14.53)                 (12.05)
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Extraordinary item - diluted                                                                       -                       -
                                                                                        ------------            ------------
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Net income (loss) per common share - diluted                                                  (14.53)                 (12.05)
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Weighted average number of common shares basic:
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     Original shares                                                                         863,290                 863,290
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     Option shares                                                                             9,702                   9,702
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     Warrant shares                                                                                -                       -
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     Common stock units                                                                       30,000                  30,000
                                                                                        ------------            ------------
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     Total                                                                                   902,992                 902,992
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Weighted average number of common shares - diluted
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     Original shares                                                                         863,290                 863,290
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     Option shares                                                                             9,702                   9,702
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     Warrant shares                                                                                -                       -
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     Common stock units                                                                       30,000                  30,000
                                                                                        ------------            ------------
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     Total                                                                                   902,992                 902,992
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